Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 27, 2014, with respect to the financial statements of John Hancock Life Insurance Company of New York, included in the Statement of Additional Information in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-194819) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 15, 2014

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 28, 2014, with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B, included in the Statement of Additional Information in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-194819) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

/s/ Ernst & Young LLP

Toronto, Canada

July 15, 2014